                                                                     EXHIBIT 2.4

                          EMPLOYEE BENEFITS AGREEMENT

                                    BETWEEN

                           VALERO ENERGY CORPORATION

                                      AND

                     VALERO REFINING AND MARKETING COMPANY


                            DATED AS OF ______, 1997

                              TABLE OF CONTENTS

                                                                 Page
                                                                 ----

ARTICLE I

DEFINITIONS...................................................     2
 1.01.   Definitions..........................................     2
 1.02.   Schedules, etc.......................................     6

ARTICLE II

GENERAL.......................................................     7
 2.01.   Transfers of Employees...............................     7
 2.02.   Liabilities Under Plans..............................     7

ARTICLE III

STOCK-BASED PLANS.............................................     7
 3.01.   Stock Options........................................     7

ARTICLE IV

RETIREMENT PLANS..............................................     8
 4.01.   Pension Plan.........................................     8
 4.02.   Non-Employee Directors Pension Plan..................     9
 4.03.   Thrift Plan..........................................     9
 4.04.   Excess Thrift Plan...................................    10
 4.05.   Supplemental Retirement Plan and Supple-
          mental Executive Retirement Agreements..............    11
 4.06.   Other Postemployment Benefits........................    12

ARTICLE V

OTHER PLANS AND ARRANGEMENTS..................................    12
 5.01.   Deferred Compensation................................    12
 5.02.   Severance Pay........................................    12
 5.03.   VESOP................................................    13
 5.04.   ESOP.................................................    14
 5.05.   Reimbursement Account Plan...........................    14

ARTICLE VI

OTHER LIABILITIES.............................................    14
 6.01.   Other Liabilities and Obligations....................    14

ARTICLE VII

MISCELLANEOUS.................................................    15
 7.01.   Recognition of Company Employment
          Service, etc. ......................................    15

                                      {i)

 7.02.   Indemnification......................................    15
 7.03.   Guarantee of Subsidiaries' Obligations...............    15
 7.04.   Sharing of Information...............................    15
 7.05.   Amendments...........................................    15
 7.06.   Successors and Assigns...............................    16
 7.07.   Termination..........................................    16
 7.08.   Rights to Amend or Terminate Plans; No
          Third Party Beneficiaries...........................    16
 7.09.   Transfer of Reserves.................................    16
 7.10.   Further Transfers....................................    16
 7.11.   Payment Under Other Agreements.......................    17
 7.12.   Incorporation by Reference...........................    17

SCHEDULE A

  LIST OF COMPANY PLANS.......................................   A-1

SCHEDULE B

  EMPLOYEES TRANSFERRING TO VRM...............................   B-1

                                      {ii)

                          EMPLOYEE BENEFITS AGREEMENT

     EMPLOYEE BENEFITS AGREEMENT, dated as of _______, 1997 (this "Agreement"), by and between Valero Energy Corporation, a Delaware corporation (the "Company"), and Valero Refining and Marketing Company, a Delaware corporation and a wholly owned Subsidiary of the Company ("VRM").

                                    RECITALS

     A.  The Merger Transaction.  The Company, PG&E Corporation, a California
         ----------------------
corporation ("Acquiror"), and [PG&E SubCo.], a Delaware corporation ("Sub") have entered into a Plan and Agreement of Merger, dated as of January 31, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation.

     B.  The Distribution.  Immediately prior to the Effective Time (as defined
         ----------------
in the Merger Agreement), the Company intends to distribute (the "Distribution") to the holders of the Company's common stock, par value $1.00 per share ("Company Common Stock"), on a pro rata basis, all of the then outstanding shares of common stock, par value $0.01 per share ("VRM Common Stock"), of VRM.

     C.  Purpose.  The purpose of the Distribution is to facilitate the
         -------
reorganization of the Company, wherein the stockholders of the Company will continue to own and operate VRM, and to make possible the Merger by divesting the Company of the businesses and operations conducted by VRM in a tax-free distribution to the Company's stockholders. The Company and VRM have entered into an Agreement and Plan of Distribution (the "Distribution Agreement"), which sets forth or provides for certain agreements between the Company and VRM in consideration of the separation of their ownership.

     D.  This Agreement.  Among other things, the Distribution Agreement
         --------------
provides that the Company and VRM will enter into this Employee Benefits Agreement regarding certain liabilities and obligations relating to employees.

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01.  Definitions.  As used in this Agreement, the following terms shall
            -----------
have the following respective meanings (capitalized terms used but not defined herein (other than the names of Company employee benefit plans) shall have the respective meanings ascribed thereto in the Distribution Agreement):

          "Agreement" shall have the meaning specified in the first paragraph hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning specified in the first paragraph hereof.

          "Company Annual Bonus Plan" shall mean the Company's Executive Incentive Bonus Plan effective on or about February 27, 1980 and amended and restated effective as of January 23, 1997.

          "Company Common Stock" shall have the meaning specified in paragraph B of the recitals to this Agreement.

          "Company Deferred Compensation Plans" shall mean the Company's Executive Deferred Compensation Plan, effective as of November 26, 1984 and amended and restated effective as of October 21, 1986, and the Company's Key Employee Deferred Compensation Plan, effective as of August 20, 198_, and amended and restated effective as of October 21, 1986.

          "Company Employee" shall mean any individual who is employed by any member of the Company Group immediately before the Time of Distribution and who is not a VRM Employee.

          "Company ESIP" shall mean the Executive Stock Incentive Plan, effective as of July 21, 1994 and amended and restated effective as of November 21, 1996.

          "Company Excess Thrift Plan" shall mean the Company Excess Thrift Plan, effective as of January 1, 1990.

          "Company Former Employee" shall mean any individual who is, immediately before the Time of Distribution, a former employee of any member of the Company Group who has not been an employee of any member of the VRM Group since his or her most recent active employment with any member of the Company Group.

          "Company Group" shall have the meaning set forth in the Distribution Agreement.

          "Company Non-Employee Director Retirement Plan" shall mean the Non-Employee Director Retirement Plan, effective as of January 1, 1991.

          "Company Participants" shall mean Company Employees, Company Former Employees and their respective beneficiaries and dependents.

          "Company Pension Plan" shall mean the Company's Pension Plan, effective as of March 1, 1985 and amended and restated effective as of January 1, 1994.

          "Company Performance Shares" shall have the meaning set forth in the Company ESIP for "Performance Shares."

          "Company Plan" shall mean any plan, policy, program, payroll practice, on-going arrangement, trust, insurance policy or other agreement or funding vehicle maintained by, contributed to or sponsored by any member of the Company Group providing benefits to employees, former employees or non-employee directors of any member of the Company Group, including without limitation the plans listed on Schedule A hereto; provided, however, that the term "Company Plans" shall not include any VRM Plans.

          "Company Reimbursement Account Plan" shall mean the Company's Reimbursement Account Plan, effective as of November 29, 1983.

          "Company Restricted Stock" shall mean restricted shares of Company Common Stock granted pursuant to, and subject to forfeiture under, the Company's Restricted Stock Bonus and Incentive Stock Plan, effective as of April 30, 1981 and amended and restated effective as of November 21, 1996, the 1990 Restricted Stock Plan for Non-employee Directors, effective as of November 14, 1990 and amended and restated effective as of August 22, 1996, or the Company ESIP.

          "Company SAR" or "stock appreciation right" shall mean the right, subject to the provisions of the applicable Company plan, to receive a payment in cash equal to the difference between the specified exercise price of the SAR and the fair market value (as defined in the applicable plan) of one share of Company Common Stock.

          "Company SERA" shall mean any Supplemental Executive Retirement Agreement entered into prior to the Time of Distribution between the Company and either a Company Participant or a VRM Participant.

          "Company Stock Option" shall mean an option to purchase shares of Company Common Stock, granted pursuant to the Company's Stock Option Plan No. 3, effective as of January 21, 1986 and amended and restated effective as of August 22, 1996; Stock Option Plan No. 4, effective as of January 1, 1990 and amended and restated effective as of August 22, 1996; Stock Option Plan No. 5, effective as of September 16, 1992 and amended and restated effective as of August 22, 1996; the Company ESIP; or the Non-Employee Director Stock Option Plan, effective as of July 25, 1995 and amended and restated effective as of November 21, 1996.

          "Company Supplemental Retirement Plan" shall mean the Company's Supplemental Executive Retirement Plan, effective as of January 1, 1983 and amended and restated effective as of January 1, 1996.

          "Company Thrift Plan" shall mean the Company's Thrift Plan, effective as of December 31, 1979 and amended and restated effective as of January 1, 1994.

          "Distribution" shall have the meaning specified in paragraph B of the recitals to this Agreement.

          "Distribution Agreement" shall have the meaning specified in paragraph C of the recitals to this Agreement.

          "Distribution Year" shall mean the calendar year in which the Time of Distribution occurs.

          "ESOP" shall mean the Company's Employees' Stock Ownership Plan, effective as of January 1, 1983 and amended and restated effective as of January 1, 1994.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Liabilities" shall have the meaning set forth in the Distribution Agreement.

          "Merger Agreement" shall have the meaning specified in paragraph A of the recitals to this Agreement.

          "Merger Partner Common Stock" shall mean the common stock, 0 par value, of PG&E Corporation.

          "Merger Partner Thrift Plan" shall mean the [name] Plan, a defined contribution plan intended to qualify under Section 401(a) of the Code.

          "Notes" shall mean the 9.14% Senior ESOP Notes Due 1999 and the 9.85% VESOP Note Due 2001, together with any amendments thereto, issued by Frost National Bank of San Antonio, N.A., in its capacity as trustee for the VESOP Trust forming part of the VESOP.

          "Pre-Distribution Year" shall mean the calendar year immediately preceding the Distribution Year.

          "Rabbi Trust" shall mean a grantor trust subject to (S)(S) 671 et seq. of the Code.

          "Ratio" shall mean the amount obtained by dividing the average of the daily high and low trading prices on the New York Stock Exchange for the Company Common Stock on each of the fifteen trading days prior to the ex-dividend date for the Distribution by the average of the daily high and low trading prices on the New York Stock Exchange for the VRM Common Stock on each of the fifteen trading days beginning with either (a) in the event the VRM Common Stock trades on a "when-issued" basis prior to the Time of the Distribution, the ex-dividend date for the Distribution or (b) in the event the VRM Common Stock does not trade on a "when-issued" basis prior to the Time of the Distribution, the Time of Distribution.

          "Subsidiary" shall have the meaning set forth in the Merger Agreement.

          "Thrift Plan Transfer" shall have the meaning set forth in Section 4.03(b) of this Agreement.

          "VESOP" shall mean the Valero Employees' Stock Ownership Plan of Valero Energy Corporation, effective as of February 15, 1989.

          "VESOP Stock Sale" shall have the meaning set forth in Section 5.03(a) of this Agreement.

          "VRM" shall have the meaning set forth in the first paragraph of this Agreement.

          "VRM Assumed Plans" shall have the meaning set forth in Section 2.02.

          "VRM Common Stock" shall have the meaning specified in paragraph B of the recitals to this Agreement.

          "VRM Employee" shall mean any individual who, immediately before the Time of Distribution, is employed by any member of the VRM Group.

          "VRM Former Employee" shall mean any individual who is, immediately before the Time of Distribution, a former employee of any member of the VRM Group who has not been an employee of any member of the Company Group since his or her most recent active employment with any member of the VRM Group.

          "VRM Group" shall have the meaning set forth in the Distribution Agreement.

          "VRM SAR" or "VRM stock appreciation right" shall mean the right, subject to the provisions of the applicable VRM plan, to receive a payment in cash equal to the difference between the specified exercise price of the VRM SAR and the fair market value (as defined in the applicable plan) of one share of VRM Common Stock.

          "VRM Stock Option" shall mean an option to purchase from VRM shares of VRM Common Stock provided to a VRM Participant pursuant to Section 3.01.

          "VRM Participants" shall mean VRM Employees, VRM Former Employees, and their respective beneficiaries and dependents.

          "VRM Plans" shall mean any plan, policy, program, payroll practice, on-going arrangement, trust, insurance policy or other agreement or funding vehicle maintained by, contributed to or sponsored by any member of the VRM Group providing benefits to employees, former employees or non-employee directors of any member of the VRM Group, but excluding any Company Plan.

          "VRM Thrift Plan" shall have the meaning set forth in Section 4.03(a) of this Agreement.


     1.02.  Schedules, etc.  References to a "Schedule" are, unless otherwise
            ---------------
specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                  ARTICLE II

                                    GENERAL

     2.01.  Transfers of Employees.  Within thirty days of the effective date of
            ----------------------
the Merger Agreement, the Company, VRM and Acquiror will mutually consent to a decision-making procedure for the purpose of determining the identity of individuals who shall be transferred from the employ of members of the Company Group to the employ of VRM or any of its affiliated companies designated by VRM, which individuals shall be listed on Schedule B hereto; provided, however, that the consent of the Company, VRM or the Acquiror to any proposal for such decision-making procedure shall not be unreasonably withheld. Schedule B hereto may be amended by VRM or the Company at any time or from time to time before the Time of Distribution with the consent of the other party and the Acquiror, which consent shall not be unreasonably withheld.

     2.02.  Liabilities Under Plans.  From and after the Time of Distribution,
            -----------------------
except as otherwise specifically set forth in this Agreement, VRM shall (a) sponsor and (b) assume or retain, as the case may be, and be solely responsible for all Liabilities arising under, resulting from or relating to, the VRM Plans and the Company Plans marked with an asterisk on Schedule A (the "VRM Assumed Plans") (whether to Company Participants or to VRM Participants), whether incurred before, on or after the Time of Distribution, and the Company shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities arising under the other Company Plans to Company Participants incurred before, on or after the Time of Distribution; provided, however,
                                                        --------
that VRM shall be under no obligation (except with respect to any obligation specifically described in this Agreement or the Merger Agreement) to permit Continuing Employees (as such term is defined in the Merger Agreement) to continue to participate in the VRM Assumed Plans after the Time of Distribution.


                                  ARTICLE III

                               STOCK-BASED PLANS

     3.01.  Stock Options and SARS.  (a)  The Company and VRM shall take all
            ----------------------
action necessary or appropriate (including amending appropriate Company Plans, if required) so that each Company Stock Option held by a VRM Participant or by a non-employee director of the Company that is outstanding as of the Time of Distribution shall be replaced as of the Time of Distribution with a VRM Stock Option with respect to a number of shares of VRM Common Stock equal to the number of shares of

Company Common Stock subject to such Company Stock Option immediately before such replacement, multiplied by the Ratio (rounded up to the nearest whole share if necessary), and with a per-share exercise price equal to the per-share exercise price of such Company Stock Option immediately before such replacement, divided by the Ratio (rounded down to the nearest cent). Such VRM Stock Option shall otherwise have the same terms and conditions as the corresponding Company Stock Option, except that references to the Company shall be changed to refer to VRM. Each Company SAR which is held by a VRM Participant which is outstanding of the Time of Distribution shall be replaced as of the Time of Distribution with a number of VRM SARs equal to the number of Company SARs held by the VRM Participant immediately before such replacement, multiplied by the Ratio (rounded up to the nearest whole share if necessary), and with a per-SAR exercise price equal to the per-SAR exercise price of such Company SAR immediately before such replacement, divided by the Ratio (rounded down to the nearest cent); such VRM SAR shall otherwise have the same terms and conditions as the corresponding Company SAR, except that references to the Company shall be changed to refer to VRM.

     (b) Effective as of the Time of Distribution, VRM shall assume and be solely responsible for all Liabilities of the Company to or with respect to VRM Employees, VRM Former Employees and non-employee directors of the Company arising out of or relating to Company Stock Options and Company SARs that are outstanding as of the Time of Distribution. VRM shall be solely responsible for all Liabilities arising out of or relating to VRM Stock Options and VRM SARs.

     (c) The Company shall take all action necessary or appropriate (including amending appropriate Company Plans, if required) so that the terms of each Company Stock Option or Company SAR held by a Company Participant that is outstanding immediately after the Time of Distribution shall be appropriately adjusted, either immediately prior to or in connection with the Merger (based upon when-issued trading and in a manner similar to paragraph (a) hereof), to take into account the impact of the Distribution upon the capitalization of the Company.

     (d) Any adjustments to Company Stock Options or Company SARs (other than those provided by, or necessary to implement, this Section 3.01 and Section 3.1(a)(iii) of the Merger Agreement) shall be subject to the approval of the Acquiror. VRM shall indemnify, defend and hold harmless the Retained Companies (as defined in the Distribution Agreement) from any and all claims by any holder of any Company Stock Option or Company SAR (or replacement option or SAR thereto) that such holder is entitled to any securities (or other property, including without limitation, cash) other than the securities expressly provided by the adjustments specified by this Section 3.01 and Section 3.1(a)(iii) of the Merger Agreement.


                                   ARTICLE IV

                                RETIREMENT PLANS

     4.01.  Pension Plan.  (a) The Company and VRM shall take all action
            ------------
necessary or appropriate (including amending appropriate Company Plans, including, without limitation, the

Company Pension Plan) so that, effective as of the Time of Distribution, VRM shall become the Sponsor (as defined in the Company Pension Plan) of the Company Pension Plan and in such capacity assume responsibility for maintaining the Company Pension Plan. Except as specifically set forth in this Section, from and after the Time of Distribution the VRM Group shall assume, and shall be solely responsible for all Liabilities existing under the Company Pension Plan as of the Time of Distribution to or with respect to Company and VRM Participants. Each Company Participant in the Company Pension Plan shall become entitled to all benefits accrued and vested under the Company Pension Plan as of the Time of Distribution pursuant to the terms and conditions of the Company Pension Plan upon termination of his or her employment with the Company, but (except in the case of the death of the Participant) no earlier than the date of the Participant's attainment of the Early Retirement Age (as defined in Section 1.16 of the Company Pension Plan).

     4.02.  Non-Employee Directors Pension Plan. The Company and VRM shall take
            -----------------------------------
all action necessary or appropriate (including amending appropriate Company Plans, including, without limitation, the Non-Employee Directors Pension Plan) so that, effective as of the Time of Distribution, VRM shall assume and be solely responsible for all Liabilities existing under the Non-Employee Directors Pension Plan as of the Time of Distribution. VRM and the Company shall cooperate in taking all actions necessary or appropriate to accomplish the foregoing.

     4.03.  Thrift Plan. (a) The Company and VRM shall take all action necessary
            -----------
or appropriate (including amending appropriate Company Plans, including, without limitation, the Company Thrift Plan) so that (i) effective as of the Time of Distribution, VRM shall become the Sponsor (as defined in the Company Thrift Plan) of the Company Thrift Plan (such plan, following such event, is hereinafter referred to as the "VRM Thrift Plan"), and in such capacity assume responsibility for maintaining the VRM Thrift Plan, and (ii) immediately following the Time of Distribution, each Company Employee in the VRM Thrift Plan shall be entitled, in connection with the transactions contemplated by the Merger Agreement and to the extent permissible by applicable law and the Plan, to direct the trustee of the VRM Thrift Plan to take any of the following actions with respect to the Company Employee's account (including all Company contributions thereto, whether previously vested or nonvested, and the earnings thereon) in the VRM Thrift Plan: (A) maintain the account in the VRM Thrift Plan; (B) transfer the account to a qualified Individual Retirement Account held in the name of such Participant; (C) transfer the account to the Merger Partner Thrift Plan; or (D) receive a distribution of the account. The transfers described in clauses (ii)(B) and (C) of this paragraph (each a "Thrift Plan Transfer") shall be effected in cash, except that the Merger Partner Thrift Plan may accept promissory notes evidencing any outstanding participant loans. As a condition to the Merger Partner Thrift Plan accepting any transfer under this Section 4.03, VRM shall provide Acquiror with an IRS letter ruling addressed to VRM, an IRS Determination Letter or an opinion of counsel satisfactory to Acquiror confirming the permissibility of the transfers under applicable law.

     (b) VRM and the Company shall cooperate in making all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with Company Thrift Plan participants, transferring appropriate records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this Section and to permit the timely effectuation of Thrift Plan Transfers.

     (c) From and after the time when VRM becomes Sponsor of the Company Thrift Plan, VRM and the VRM Thrift Plan shall be solely responsible for all Liabilities of the Company under the Company Thrift Plan arising after the Time of Distribution to or with respect to VRM Participants, Company Former Employees, and Company Employees who have elected to maintain their account balances in the VRM Thrift Plan, except that the Company shall be responsible
                                 ------
for any Liabilities arising under Section 5.2 of the Company Thrift Plan with respect to any Participant Basic Contribution (as such term is defined in the Company Thrift Plan) for any Company Employee made with respect to any period of employment prior to the Time of Distribution. The VRM Group and the VRM
Thrift Plan shall be solely responsible for all Liabilities arising out of or relating to the VRM Thrift Plan.


     4.04.  Excess Thrift Plan. (a) The Company and VRM shall take all action
            ------------------
necessary or appropriate (including amending appropriate Company Plans, including, without limitation, the Company Excess Thrift Plan) so that, effective as of the Time of Distribution, VRM shall become the Sponsor (as defined in the Company Excess Thrift Plan) of the Company Excess Thrift Plan (such plan, following such event, is hereinafter referred to as the "VRM Excess Thrift Plan"), and in such capacity assume responsibility for maintaining the VRM Excess Thrift Plan and for all Liabilities of the Company under the Company Excess Thrift Plan arising after the Time of Distribution to or with respect to VRM Participants and Company Participants, except
                                           ------
that the Company shall be responsible for any Liabilities arising under the Company Excess Thrift Plan with respect to any Participant Basic Contribution (as such term is defined in the Company Thrift Plan) for any Company Employee made with respect to any period of employment prior to the Time of Distribution. The VRM Group and the VRM Excess Thrift Plan shall be solely responsible for all Liabilities arising out of or relating to the VRM Excess Thrift Plan.


     4.05.  Supplemental Retirement Plan and Supplemental Executive Retirement
            ------------------------------------------------------------------
Agreements.  (a)  Effective as of the Time of Distribution, the Company shall
----------
amend the Company Supplemental Retirement Plan, if necessary, so that (i) no VRM Employee who is a participant therein shall be deemed to have terminated employment as a result of the Distribution or as a result of becoming a VRM Employee in connection with the Distribution and (ii) from and after the Time of Distribution, VRM shall become the sponsor of the Company Supplemental Retirement Plan and assume and remain solely responsible for all Liabilities of the Company arising under the Company Supplemental Retirement Plan to or relating to both Company Participants and VRM Participants.

     (b) Effective as of the Time of Distribution, the Company shall amend such Company SERAs as may be necessary so that (i) no VRM Employee who is a signatory to a SERA shall be deemed to have terminated employment as a result of the Distribution or as a result of becoming a VRM Employee in connection with the Distribution, and (ii) from and after the Time of Distribution, VRM shall assume and remain solely responsible for all Liabilities of the Company arising under Company SERAs to or relating to both Company Participants and VRM Participants.

     (c) VRM and the Company shall cooperate in taking all actions necessary or appropriate to accomplish the foregoing and to ensure that as of the Time of Distribution, the Company ceases to have any Liabilities to or relating to Company Participants and VRM Participants under the Company Supplemental Retirement Plan and any Company SERA, including, but not limited to, the following: (i) amending the Company Supplemental Retirement Plan or any grant thereunder; (ii) obtaining any necessary consents of affected Company or VRM Employees; and (iii) effective as of the Time of Distribution, transferring to VRM control of the Rabbi Trust formed by that certain Trust Agreement, dated as of September 1, 1996, between the Company and Frost National Bank of San Antonio, N.A., as trustee.

     4.06. Other Postemployment Benefits.  The Company and VRM shall take all
           -----------------------------
action necessary or appropriate so that effective at the Time of Distribution, VRM shall assume and be solely responsible for all Liabilities to Company Former Employees and VRM Former Employees and (except with respect to any period after such persons subsequently recommence active employment with the Company) all Company and VRM Employees who at the Time of Distribution are not actively at work (excluding Company Employees who are on vacation at such time) under the Company's health care and life insurance programs.


                                   ARTICLE V

                          OTHER PLANS AND ARRANGEMENTS

     5.01.  Deferred Compensation. Effective as of the Time of Distribution, the
            ---------------------
Company shall amend the Company Deferred Compensation Plans, if necessary, so that (a) no VRM Employee who is a participant therein shall be deemed to have terminated employment as a result of the Distribution or as a result of becoming a VRM Employee in connection with the Distribution and (b) from and after the Time of Distribution, VRM shall become the sponsor of the Deferred Compensation Plans and assume and remain solely responsible for all Liabilities of the Company arising under the Company Deferred Compensation Plans to or relating to both Company Participants and VRM Participants. VRM and the Company shall cooperate in taking all actions necessary or appropriate to accomplish the foregoing and to ensure that, as of the Time of Distribution, the Company ceases to have any Liabilities to or relating to Company Participants or VRM Participants under the Company Deferred Compensation Plans, including, but not limited to, the following: (i) amending the Company Deferred Compensation Plans or any grant thereunder and (ii) obtaining any necessary consents of affected participants, and (iii) causing the insurance policies referred to in Section 2.1(b)(ii)(Q) of the Distribution Agreement to be assigned to VRM.

     5.02.  Severance Pay.  (a)  VRM and the Company agree that individuals who,
            -------------
on or prior to the Time of Distribution, in connection with the Distribution, cease to be Company Employees and become VRM Employees shall not be deemed to have experienced a termination or severance of employment from the Company and its Subsidiaries for purposes of any policy, plan, program or agreement of the Company or any of its Subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

     (b) VRM shall assume and be solely responsible for all Liabilities of the Company in connection with claims made by or on behalf of VRM Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment on or after the Time of Distribution.

     5.03  VESOP.  (a)  At a date sufficiently in advance of the Time of
           -----
Distribution to permit the requirements of paragraph (b) of this Section to be met, the Company shall direct the trustee of the Company's VESOP to sell an amount of the Company's Common Stock maintained in the Exempt Loan Suspense Account (as described in Section 5.4(a)(1) of the VESOP) such that the proceeds from such sale (the "VESOP Stock Sale") are sufficient to prepay the Notes in whole; provided, however, that the VESOP Stock Sale shall occur via transactions
       --------  -------
on a national exchange or in the over-the-counter market, to parties other than a "party in interest," as defined in ERISA Section 3(14), and for "adequate consideration," as defined in ERISA Section 3(18).

     (b) After the VESOP Stock Sale, but prior to the Thrift Plan Transfer, the Company shall (i) direct the trustee of the VESOP to release the stock remaining in the Exempt Loan Suspense Account, if any, and allocate such stock to Company Participants and VRM Participants in the VESOP in the manner prescribed by
Section 5.5 of the VESOP, as amended, and (ii) following such release and allocation, the Company shall cause the VESOP to be terminated and/or merged into the Company Thrift Plan, in a transaction consistent (in the case of a merger) with the requirements of Section 414(1) of the Code.

     (c) If the VESOP is merged into the Company Thrift Plan, immediately after receipt from the VESOP of the accounts of Company and VRM Participants in the VESOP, the trustee of the Company Thrift Plan shall allocate the stock thus transferred to the Participants' respective Thrift Plan accounts; provided that, in the case of any VESOP Participant who, as of the date of such allocation, is not participating in the Company Thrift Plan, the Company and the trustee of the Company Thrift Plan shall take all action necessary to establish a Company Thrift Plan account for such Participant, to which the stock transferred from the VESOP shall be allocated.

     (d) VRM and the Company shall cooperate in making all appropriate filings required under the Code or ERISA and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with VESOP participants, transferring records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this Section.

     5.04.  ESOP.  (a)  Prior to the Thrift Plan Transfer, the Company shall
            ----
cause the ESOP to be terminated and/or merged into the Company Thrift Plan, in a transaction consistent (in the case of a merger) with the requirements of
Section 414(1) of the Code.

     (b) If the ESOP is merged into the Company Thrift Plan, immediately after receipt from the ESOP of the accounts of Company and VRM Participants in the ESOP, the trustee of the Company Thrift Plan shall allocate the stock thus transferred to the Participants' respective Thrift Plan accounts; provided that, in the case of any ESOP Participant who, as of the date of such allocation, is not participating in the Company Thrift Plan, the Company and the trustee of the Company Thrift Plan shall take all action necessary to establish a Company Thrift Plan account for such Participant, to which the stock transferred from the ESOP shall be allocated.

     (c) VRM and the Company shall cooperate in making all appropriate filings required under the Code or ERISA and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with ESOP participants, transferring records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this Section.

     5.05.  Reimbursement Account Plan.  Effective as of the Time of
            --------------------------
Distribution, the Company shall amend the Company Reimbursement Account Plan, if necessary, so that: (a) effective as of the Time of Distribution, VRM shall have responsibility for administering and maintaining such plan and thereby assume, and be solely responsible for, all Liabilities existing under the Reimbursement Account Plan to or with respect to Company Participants and VRM Participants; and (b) any Company Employee shall be entitled to continue to receive reimbursements for the 1997 plan year pursuant to the terms of the Company Reimbursement Account Plan and such transaction rules as VRM may adopt until [April 30, 1998].

                                   ARTICLE VI

                               OTHER LIABILITIES

     6.01.  Other Liabilities and Obligations.  As of the Time of Distribution:
            ---------------------------------
(i) VRM shall assume and be solely responsible for all Liabilities of the Company not otherwise provided for in this Agreement to or relating to VRM Employees and VRM

Former Employees arising out of or relating to employment by any of the Company or VRM, or any predecessors thereof; and (ii) the Company shall assume and be solely responsible for all Liabilities of VRM not otherwise provided for in this Agreement to or relating to Company Participants arising out of or relating to employment by any of the Company or VRM, or any predecessors thereof.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.01.  Recognition of Company Employment Service, etc.  To the extent
            ----------------------------------------------
applicable, the VRM Plans shall recognize service by a VRM Employee before the Distribution with the Company as service with VRM. The foregoing provision shall not, however, be construed to require VRM or any member of the VRM Group to adopt or continue any specific employee benefit plans or arrangements.


     7.02.  Indemnification.  All Liabilities retained or assumed by or
            ---------------
allocated to VRM pursuant to this Agreement shall be deemed to be Indemnifiable Losses arising out of the VRM Business, as defined in the Distribution Agreement, and all Liabilities retained or assumed by or allocated to the Company pursuant to this Agreement shall be deemed to be Indemnifiable Losses arising out of the Company Business, as defined in the Distribution Agreement and, in each case, shall be subject to the indemnification provisions set forth in Article VIII thereof.

     7.03.  Guarantee of Subsidiaries' Obligations.  Each of the parties hereto
            --------------------------------------
shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by any Subsidiary of such party which is contemplated by the Distribution Agreement to be a Subsidiary of such party on or after the Time of Distribution.

     7.04.  Sharing of Information.  Each of the Company and VRM shall provide
            ----------------------
to the other all such information in its possession as the other may reasonably request to enable it to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the party providing such information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such information available outside its normal business hours and premises.

     7.05.  Amendments.  This Agreement may be amended, modified or
            ----------
supplemented only by a written agreement signed by the parties hereto and the Acquiror.

     7.06.  Successors and Assigns.  This Agreement and all of the provisions
            ----------------------
hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     7.07.  Termination.  This Agreement shall be terminated in the event that
            -----------
the Distribution Agreement is terminated and the Distribution abandoned prior to the Time of Distribution. In the event of such termination, neither party shall have any liability of any kind to the other party.

     7.08.  Rights to Amend or Terminate Plans; No Third Party Beneficiaries.
            ----------------------------------------------------------------
No provision of this Agreement shall be construed (a) to limit the right of any member of the Company Group or any member of the VRM Group to amend any plan or terminate any plan, or (b) to create any right or entitlement whatsoever in any employee or beneficiary including, without limitation, a right to continued employment or to any benefit under a plan or any other benefit or compensation (it being understood that this Agreement will also not be construed to limit any right or entitlement of any employee or beneficiary existing without reference to this Agreement). This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     7.09.  Transfer of Reserves.  To the extent that any Liability assumed by
            --------------------
VRM hereunder is secured by a reserve on the books of the Company, such reserve shall be transferred from the Company to the books of VRM as soon as practicable on or following the Time of Distribution.

     7.10.  Further Transfers.  The Company and VRM recognize that there may be
            -----------------
VRM Employees who will, after the Time of Distribution, become employed by the Company and there may be Company Employees who become employed, after the Time of Distribution, by VRM. If the Company and VRM (each in their sole discretion) so agree with respect to any such individuals, the assets and liabilities with respect to such employees which are associated with the plans and programs described in this Agreement may be transferred and assumed in a manner consistent with this Agreement and such employees will be treated as Company Employees or VRM Employees, as the case may be. Any such transfers or assumptions will be considered to be governed by the terms of this Agreement and shall not require the agreement of the Company and VRM if they occur within 3 months of the Time of Distribution.

     7.11.  Payment Under Other Agreements.  No payment made by one party to the
            ------------------------------
other pursuant to this Agreement will affect in any manner any payments required to be made under the Distribution Agreement or any other agreement between the parties hereto, including, without limitation, the settlement of intercompany payables and receivables provided for in the Distribution Agreement.

     7.12.  Incorporation by Reference.  The following provisions of the
            --------------------------
Distribution Agreement are hereby incorporated into this Agreement by reference (except that references therein to the Distribution Agreement shall be deemed to be references to this Agreement): Section 6.5 (Confidentiality); Section 9.4 (Governing Law); Section 9.5 (Notices); Section 9.3 (Counterparts); Section 9.10 (Severability); and Section 9.9 (Captions).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              VALERO ENERGY CORPORATION



                              By:___________________________________
                                    Name:
                                    Title:


                              VALERO REFINING AND MARKETING
                                COMPANY



                              By:___________________________________
                                  Name:
                                  Title:

                                   SCHEDULE A

                             LIST OF COMPANY PLANS

              EMPLOYEE BENEFIT PLANS/AGREEMENTS/INSURANCE POLICIES


Benefit Plans
-------------
*Valero Energy Corporation Thrift Plan
*Excess Thrift Plan
*Employees Stock Ownership Plan
*Pension Plan
*Supplemental Pension Plan
*Valero Employees' Stock Ownership Plan (VESOP)
 Restricted Stock Bonus and Incentive Stock Plan
 Stock Option Plan No. 3
 Stock Option Plan No. 4
 Stock Option Plan No. 5
 Executive Stock Incentive Plan
*Executive Incentive Bonus Plan
*Supplemental Executive Retirement Plan (SERP)
*Key Employee Deferred Compensation Plan
*Executive Deferred Compensation Plan
*Non-Employee Director Stock Option Plan
*Non-Employee Director Retirement Plan
*1990 Restricted Stock Plan for Non-Employee Directors
 All-Employee Incentive Bonus Plan
 Shareholder Value Bonus Plan
*Flex Plan
     *Comprehensive Health Care Plan - Active/Retiree
          - Pacific Care/PCA/Principal
     *Survivor Income Benefit Plan
     *Life (Basic, Supplemental, & Retiree) and Accidental Death & Dismemberment
      Plan
     *Long-Term Disability Plan/LTD ASO - Administrative
     *Reimbursement Account Plan
     *Dependent Life Plan
     *Vision Care
     *Dental
*Business Travel Accident Plan
*Educational Assistance Program
 Severance Pay Plan
*Workers' Compensation
*Fireman's Accidental Death & Dismemberment
*Executive Liability Insurance

*Stop Loss Insurance
 Incentive Bonus Agreements
 Management Stability Agreements



______________________
* All Liabilities (with respect to Company Participants and VRM Participants) to be the sole responsibility of VRM.

          INDIVIDUAL INDEMNIFICATION AGREEMENTS WITH EFFECTIVE DATES


Consulting Agreements - Leroy Lamprecht (pending)
Part-time Employment Agreements
Executive Separation Agreements
     Joe Becraft (11/20/96)         Palmer Moe

SERA participants
     Curt Wilker (11/1/92)          James Strickland (11/1/92)
     Leroy Lamprecht - pending      Geoff Willig (pending)

Canadian Employees - Special benefit arrangement included in offer letter
     Leslee Horniacheck (1/8/96)    Robert Fougere (4/17/96)

Part-time Employees with special benefit arrangements
-----------------------------------------------------
     Stephanie Baller (7/1/96)
     Cindy Baldwin (6/16/96)
     Pat Barela (4/1/96)
     Susie Gold (7/1/96)
     Liza Holmes (2/1/96)
     Jeanine Leeder (7/16/96)
     Joanne Poss (7/16/96)
     Becky Richard (5/1/96)

Individual Retirement Arrangements
----------------------------------
William E. Greehey
Edward C. Benninger, Jr.
Stan L. McLelland
John Ehlers

Indemnification Agreements
--------------------------

Valero Energy Corporation -- Current Directors
----------------------------------------------
Edward C. Benninger, Jr., dated February 24, 1987
Ronald K. Calgaard, dated February 16, 1996
Robert G. Dettmer, dated October 17, 1991
A. Ray Dudley, dated July 21, 1988
Ruben M. Escobedo, dated October 1, 1994
William E. Greehey, dated February 24, 1987
James L. Johnson, dated April 25, 1991
Lowell H. Lebermann, dated February 24, 1987
Susan Kaufman Purcell, dated October 1, 1994


Valero Energy Corporation -- Former Directors
---------------------------------------------
F. Joseph Becraft, dated February 24, 1987
W. Richard Gingham, dated February 24, 1987
Jack T. Currie, dated February 24, 1987
Joe B. Foster, dated May 17, 1990
Robert B. Gilmore, dated February 24, 1987
John C. Holmgreen, dated February 24, 1987

          INDIVIDUAL INDEMNIFICATION AGREEMENTS WITH EFFECTIVE DATES


Palmer L. Moe, dated February 24, 1987
Mayfield R. Shilling, February 24, 1987
Philip K. Verleger, dated April 25, 1991
Harry E. Walker, February 24, 1987


Valero Energy Corporation -- Current Officers
---------------------------------------------
G. G. Beem, dated February 24, 1987
John D. Gibbons, dated October 15, 1992
John H. Krueger, dated September 17, 1992
Stan L. McLelland, dated February 24, 1987
Roberta M. Rossi, dated January 21, 1993
Rand C. Schmidt, dated February 24, 1987
Diana J. Shiller, dated February 24, 1987
William H. Zesch, dated February 24, 1987


Valero Energy Corporation -- Former Officers
--------------------------------------------
James W. Allen, dated February 24, 1987
Luis A. de la Garza, dated February 24, 1987
Steven E. Fry, dated February 24, 1987
Jerry J. Fulton, dated February 24, 1987
Don M. Heep, dated February 22, 1990
Wayne H. King, dated February 24, 1987
Earl K. Lance, dated February 24, 1987
Bruce A. Smith, dated February 24, 1987
Richard A. Upton, dated February 24, 1987
Martin P. Zanotti, dated February 24, 1987


Valero Energy Corporation -- Former Directors of VNGC
-----------------------------------------------------
Mack Wallace, dated December 21, 1987
Ronald K. Calgaard, dated December 21, 1987
Glenn Biggs, dated December 21, 1987


Valero Natural Gas Company -- Current Directors
-----------------------------------------------
Edward C. Benninger, dated March 23, 1987
Stan L. McLelland, dated March 23, 1987


Valero Natural Gas Company -- Former Directors
----------------------------------------------
F. Joseph Becraft, dated March 23, 1987
E. Glenn Biggs, dated March 23, 1987
Ronald K. Calgaard, dated October 29, 1987
Ruben M. Escobedo, dated April 11, 1989
William E. Greehey, dated March 23, 1987
Palmer L. Moe, dated March 23, 1987
Mack Wallace, dated October 29, 1987

          INDIVIDUAL INDEMNIFICATION AGREEMENTS WITH EFFECTIVE DATES


Valero Natural Gas Company -- Current Officers
-----------------------------------------------
G. G. Beem, dated March 23, 1987
John D. Gibbons, dated October 20, 1992
John H. Krueger, dated October 20, 1992
Rand C. Schmidt, dated March 23, 1987


Valero Natural Gas Company -- Former Officers
---------------------------------------------
James W. Allen, dated March 23, 1987
Luis de la Garza, dated March 23, 1987
Steven E. Fry, dated March 23, 1987
Jerry J. Fulton, dated March 23, 1987
Don M. Heep, dated June 22, 1988
Wayne H. King, dated March 23, 1987
Don E. Newquist, dated March 23, 1987
Roberta M. Rossi, dated January 20, 1993
Bruce A. Smith, dated March 23, 1987

                                   SCHEDULE B

                         EMPLOYEES TRANSFERRING TO VRM



                                      B-1